EXHIBIT 99

Contact:	Judith Wawroski, Treasurer and Principal Financial Officer
International Bancshares Corporation
(956) 722-7611

FOR IMMEDIATE RELEASE:

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES 19% INCREASE IN CASH DIVIDEND

LAREDO, TX,  March 18, 2019 - International Bancshares Corporation (“IBC”)  announced today that on March 15, 2019,  IBC’s Board of Directors approved the declaration of a .50 cents per share cash dividend increasing the dividend by .08 cents or 19% from the previous cash dividend of .42 cents paid on October 16, 2018.  This significant increase follows a 27% increase in the cash dividend paid in October 2018 from the .33 cents per share paid in April 2018.  This cash dividend will be paid to shareholders of record of common stock, $1.00 par value, as of the close of business on April 1, 2019, payable on April 15, 2019.

“This increase in the cash dividend was made possible because of our Company’s record earnings performance augmented by the benefits of the recent tax cut, and our Company’s very strong capital position,” said Dennis E. Nixon, President and CEO.

IBC is a multi-bank financial holding company headquartered in Laredo, Texas, with 189 facilities and 287 ATMs serving 89 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml.

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